As filed with the Securities and Exchange Commission on May 16, 2008

Registration No. 333-141953

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-1 ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UCN, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	87-0528557
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7730 South Union Park Avenue, Suite 500, Midvale, UT 84047

(801) 320-3200

(Address and telephone number of registrant’s principal offices)

Paul Jarman

7730 South Union Park Avenue, Suite 500, Midvale, UT 84047

(801) 320-3200

(Name, address and telephone number of agent for service)

Copies to:

Mark E. Lehman, Esq.

Parsons Behle & Latimer

201 South Main Street, Suite 1800, Salt Lake City, UT 84111

Telephone: (801) 532-1234/ Fax: (801) 536-6111

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer  ☐            Accelerated filer  ☒            Non-accelerated filer  ☐            Smaller reporting company  ☐

Rule 429 Notice: Pursuant to Rule 429 the prospectus included in this registration statement shall serve as a combined prospectus for this registration statement, the original registration statement on Form S-1, File No. 333-135255, and the original registration statement on Form S-1, File No. 333-130748. All filing fees for both registration statements were paid previously.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-3 amends the Registration Statement on Form S-1 of UCN, Inc. (the “Company”), declared effective by the Securities and Exchange Commission on April 18, 2007. Pursuant to Rule 429 the prospectus included in this registration statement will also serve as a combined prospectus for this registration statement, the original registration statement on Form S-1, File No. 333-135255, and the original registration statement on Form S-1, File No. 333-130748. This Post-Effective Amendment does not register any additional securities, but is being filed for the purposes of converting the registration on Form S-1 into a registration on Form S-3 covering shares previously registered, but not yet sold. All filing fees payable in connection with the prior registrations of the securities were previously paid in connection with the filings on Form S-1.

DEREGISTRATION OF SECURITIES

On December 29, 2005, the Company filed a registration statement on Form S-1 (No. 333-130748) that was effective January 12, 2006 (the “January 2006 Registration”), which registered the resale from time to time of up to 2,882,000 shares of the Company’s common stock issued to the selling security holders identified under the heading “Selling Security Holders” in the prospectus forming a part of the registration statement. The January 2006 Registration includes 2,332,000 common shares sold in a private placement to the Selling Security Holders (the “January 2006 Shares”) and 550,000 common shares issuable on exercise of warrants held by the Selling Security Holders (the “January 2006 Warrant Shares”). On June 23, 2006, the Company filed a registration statement on

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Form S-1 (No. 333-135255) that was effective July 17, 2006 (the “July 2006 Registration”), which registered the resale from time to time of up to 3,430,092 shares of the Company’s common stock issued to the selling security holders identified under the heading “Selling Security Holders” in the prospectus forming a part of the registration Statement. The July 2006 Registration includes 1,956,527 common shares sold in a private placement to the Selling Security Holders and up to 1,143,565 shares issuable at a conversion rate of $3.00 per share upon conversion of principal and interest of a convertible term note (collectively the “July 2006 Shares”); and also 330,000 common shares issuable on exercise of warrants held by a Selling Security Holder (the “July 2006 Warrant Shares”).

The Company’s contractual obligation to maintain the effectiveness of the January 2006 Registration with respect to the January 2006 Shares, and its contractual obligation to maintain the effectiveness of the July 2006 Registration with respect to the July 2006 Shares, have expired. In accordance with its undertakings contained in the registration statements for the January 2006 Registration and July 2006 Registration, the Company hereby removes from registration all January 2006 Shares and July 2006 Shares registered under the subject registration statement that remain unsold thereunder as of the effective date of this post-effective amendment. The Company is not deregistering any of the January 2006 Warrant Shares or July 2006 Warrant Shares. Based on information provided by the Company’s transfer agent, as of May 9, 2008, a total of 2,043,457 shares of the Company’s common stock representing January 2006 Shares and July 2006 Shares remained unsold under the applicable registration statements and are hereby deregistered.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the related registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 16, 2008

UCN, INC.

935,000 Shares of Common Stock

The prospectus relates to the offer and sale, from time to time, of up to 935,000 shares of the common stock of UCN, Inc., by the selling security holders listed on page 4 of this prospectus or their transferees.

We originally registered shares of our common stock for sale by selling security holders under a registration statement on Form S-1 filed with the Securities and Exchange Commission, File No. 333-135255, which was first declared effective in July 2006. This registration included 330,000 shares issuable at a price of $2.75 per share upon exercise of a warrant issued to our primary secured lender in May 2006. In February 2007, UCN issued to the same lender a warrant to purchase 55,000 shares of common stock at an exercise price of $2.90 per share that expires May 23, 2011. The common shares underlying this warrant were registered for resale through a registration statement on Form S-1 filed with the Securities and Exchange Commission, File No. 333-141953, which was first declared effective in April 2007. None of the warrants have been exercised. UCN will receive the proceeds from exercise of the warrants, if exercised. UCN will not receive any proceeds or benefit from resale of the shares by the selling security holder.

We originally registered shares of our common stock for sale by selling security holders under a registration statement on Form S-1 filed with the Securities and Exchange Commission, File No. 333-130748, that was first declared effective in January 2006. This registration included 550,000 shares issuable at a price of $2.00 per share upon exercise of warrants issued in private placements closed at the end of 2005. None of the warrants have been exercised. UCN will receive the proceeds from exercise of the warrants, if exercised. UCN will not receive any proceeds or benefit from resale of the shares by the selling security holders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “UCNN.” On May 14, 2008, the last reported sale price of our common stock was $2.70 per share.

Our principal executive offices are located at 7730 South Union Park Avenue, Suite 500, Midvale, UT 84047.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______, 2008

THE COMPANY

UCN, Inc. (“we”, “us”, our”, “UCN” or the “Company”) offers a wide range of hosted contact handling and performance management software services, in addition to a variety of connectivity options for carrying an inbound call into its inContact™ suite of services or linking agents to inContact, including dedicated T1s, IP connectivity, toll free and local inbound numbers. We sell telecom services unbundled from our inContact service offering including: dedicated, switched, toll free, and data lines at competitive prices with superior service levels.

We are in the process of transitioning our business from being a telecom services provider to being a Software as a Service (“SaaS”) provider. Our SaaS offering to users consists primarily of on-demand, hosted, contact handling software we market as our inContact suite and business telecommunication services, which are delivered over our national Voice over Internet Protocol (“VoIP”) network or other connectivity options. The inContact application suite includes an integrated package of advanced contact handling, reporting and administration applications as well as performance monitoring and management tools.

We offer our users a set of traditional connectivity products, which include the dedicated voice T1 product, the Intelligent-T™, VoIP connectivity services and our switched 1+ services. In addition to long distance, toll-free, and other traditional telephone service, these connectivity options enable our users to connect to our VoIP Network and the complete set of inContact services we have available. Our users publish toll free and local inbound numbers to their customers enabling inbound callers to be handled directly or through the inContact applications embedded in the VoIP Network. Our distribution channels pursue multiple marketing avenues, including using independent agents, value-added resellers and direct and inside sales forces.

Our principal business office is located at 7730 So. Union Park Avenue, Suite 500, Midvale, UT 84047, and our telephone number is (801) 320-3200. Our website address is www.ucn.net. Information contained in our website or any other website does not constitute part of this prospectus.

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein. For more information, see “Where You Can Find More Information.” The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those that we believe may affect our company at the time such statements are made. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and information incorporated by reference into this prospectus contain forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Further, when we use the words “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “internal,” and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Risks, uncertainties and other factors that might cause such differences include the risks identified in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in other reports we file with the SEC or in other documents that we publicly disseminate from time to time. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We will receive funds if any of the warrants listed under “Selling Security Holders,” below, are exercised with cash. If all warrants are exercised with cash, total proceeds to UCN would be $2,167,000. We intend to use any funds received on exercise of the warrants for general corporate purposes. UCN will not receive any of the proceeds from the sale of the shares offered by the Selling Security Holders.

SELLING SECURITY HOLDERS

The following table sets forth as of May 9, 2008, the name of each of the selling security holders, the number of shares of common stock that each selling security holder owns beneficially, the number of shares of common stock issuable under warrants owned by each selling security holder that may be offered for sale from time to time by this prospectus, and the percent of our outstanding common stock each selling security holder will continue to hold assuming the sale of all the common stock offered.

Some of the selling security holders may distribute their warrants or shares, from time to time, to their limited and/or general partners and members, who may sell shares pursuant to this prospectus. Each selling security holder may also transfer warrants or shares owned by him by gift, and upon any such transfer the donee would have the same right of sale as the selling security holder. Except as described in the notes to the table, none of the selling security holders has had a material relationship with us within the past three years other than as a result of the ownership of our common stock. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein.

Selling Security Holder	Number Of Shares Owned (1)	Number Of Shares Offered (2)	Percentage Owned After
ComVest Capital, LLC (3)	385,000	385,000	0.0%
Roaring Fork Capital SBIC, LP (4)	1,250,000	250,000	3.1%
Diker Micro Value QP Fund, LP (5)	1,356,184	21,502	4.1%
Diker Micro and Small Cap Fund, LP (5)	560,676	10,230	1.7%
Diker Micro Value Fund, LP (5)	1,167,428	25,802	3.5%
Diker M&S Cap Master, Ltd. (5)	488,812	4,966	1.5%
Select Contrarian Value Partners, LP(6)	2,127,962	222,000	5.8%
Paul F. Koeppe (7)	242,000	7,500	0.8%
James P. Koeppe (7)	8,000	1,250	0.0%
Samuel H. Koeppe (7)	6,250	1,250	0.0%
J&V Schimmelpfennig Family Trust (8)	5,750	3,250	0.0%
Jeffrey M. Ng (9)	2,500	1,250	0.0%
Brian Sognefest(9)	47,000	1,000	0.1%

(1)

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage of beneficial ownership is based on 31,027,593 shares of common stock outstanding as of May 9, 2008.

(2)	The number of shares offered by ComVest Capital consists of up to 330,000 shares issuable upon exercise of a warrant at a price of $2.75 per share that expires May 23, 2011, and up to 55,000 shares issuable upon exercise of a warrant at an exercise price of $2.90 per share that expires May 23, 2011. The number of shares offered by all other persons listed in the table consists solely of shares issuable on exercise of warrants they hold at an exercise price of $2.00 that expire in November and December 2010.

(3)	The managing member of ComVest Capital, LLC is ComVest Capital Management LLC, a Delaware limited liability company. The managing member of ComVest Capital Management is ComVest Group Holdings, LLC, a Delaware limited liability company. Michael S. Falk is the Chairman and principal member of ComVest Group Holdings. As a result of these relationships, ComVest Capital, ComVest Capital Management, ComVest Group Holdings, and Mr. Falk may be deemed to have a beneficial interest in shares acquired by ComVest Capital under the convertible term note and warrants.

(4)	Roaring Fork Capital Management, LLC is the general partner of Roaring Fork Capital SBIC. Eugene C. McColley is the manager of Roaring Fork Capital Management. As a result of these relationships, Roaring Fork Capital Management and Mr. McColley may be deemed to hold an indirect beneficial interest in the shares held by Roaring Fork Capital SBIC.

(5)	Diker Management, LLC is the general partner or manager of these funds. Mark Diker is the managing member of Diker Management. As a result of these relationships, Diker Management and Mr. Diker may be deemed to hold an indirect beneficial interest in the shares held by these funds.

(6)	Kaizen Management, LP, is the general partner of Select Contrarian Value Partners. David W. Berry is the sole owner of Kaizen Capital, L.C., which is the general partner of Kaizen Management, LP. As a result of these relationships, Kaizen Management, LP and Mr. Berry may be deemed to hold an indirect beneficial interest in the shares held by Select Contrarian Value Partners. Kaizen Fundamental Value Fund is the beneficial owner of 64,128 shares of UCN common stock and is managed by the same person that manages Select Contrarian Value Partners, so these shares may be deemed to be held by an affiliate of Select Contrarian Value Partners and are included in the figure presented in the table.

(7)	Paul F. Koeppe is a director of UCN and purchased from UCN on December 22, 2005, 40,000 common shares and 10,000 common stock purchase warrants on the same terms as all other investors who purchased common stock and warrants from UCN on that date. Following his purchase, Mr. Koeppe made a gift of 5,000 common shares and 1,250 common stock warrants to each of his sons, James P. Koeppe and Samuel H Koeppe. Paul F. Koeppe disclaims any direct or indirect beneficial interest in any of the shares or warrants held by his sons. The figure for number of shares owned by Paul F. Koeppe includes 149,500 shares of common stock and options to purchase an additional 85,000 shares that he owns in addition to the 7,500 shares underlying the warrants he acquired in December 2005 and retained.

(8)	The trustees of the J&V Schimmelpfennig Family Trust are Joe Schimmelpfennig and Vanessa Schimmelpfennig, and these persons have a direct beneficial interest in the shares held by the trust. Joe Schimmelpfennig is a registered representative with Roth Capital Partners, LLC, a member firm of the National Association of Securities Dealers, Inc.

(9)	These persons are registered representatives with Roth Capital Partners, LLC.

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 adopted under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, but in any event the maximum commission or discount that may be paid or received by any broker-dealer for sale or placement of the common stock for the selling security holders cannot exceed eight percent.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Upon UCN being notified in writing by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (i) the name of each such selling security holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon UCN being notified in writing by a selling security holder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling security holder and/or the purchasers. Each selling security holder has represented and warranted to UCN that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder’s business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

UCN has advised each selling security holder that it may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of common stock made prior to the date on which the registration statement shall have been declared effective by the Securities and Exchange Commission. If a selling security holder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act of 1933. The selling security holders will be responsible to comply with the applicable provisions of the Securities Act of 1933 and Securities Exchange Act of 1934, and the rules and regulations adopted thereunder, including, without limitation, Regulation M, as applicable to such selling security holders in connection with resales of their respective shares under this prospectus.

UCN is required to pay all fees and expenses incident to the registration of the shares, but it will not receive any proceeds from the sale of the common stock. UCN has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

INDEMNIFICATION

Under the certificate of incorporation and bylaws of UCN the board of directors has the authority to indemnify officers and directors to the fullest extent permitted by Delaware law. Further, UCN has separate indemnification agreements with certain of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, or to the extent any of the selling security holders are entitled to indemnification under their agreements with us, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for UCN by Parsons Behle & Latimer, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this Prospectus by reference from UCN’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of UCN’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and included explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and relating to the restatement discussed in Note 17, and (2) express an adverse opinion on the effectiveness of UCN’s internal control over financial reporting because of material weaknesses). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on April 1, 2008;

•	Our Quarterly Report on Form 10-Q for the interim period ended March 31, 2008 filed on May 12, 2008;

•	Our Current Report on Form 8-K as filed with the SEC May 9, 2008;

•	Our Current report on Form 8-K, as filed with the SEC April 11, 2008;

•	Our Current report on Form 8-K, as filed with the SEC March 14, 2008;

•	Our Current report on Form 8-K, as filed with the SEC February 19, 2008; and

•	The description of our common stock contained in Form 8-A filed on October 24, 2007, and any amendments or reports filed for the purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded. Information that is “furnished to” the SEC in any report shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information. You may obtain a copy of any of these SEC filings without charge by written or oral request directed to our Corporate Secretary, at UCN, Inc., 7730 So Union Park Avenue, Suite 500, Midvale, UT 84047, telephone (801) 320-3200.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. Our website is located at www.ucn.net. The contents of our website are not part of this prospectus and should not be relied upon with respect thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this registration statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$369
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	20,000
Miscellaneous	631
TOTAL	$46,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

UCN’s Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Delaware General Corporation Law (the “DGCL”), no director or officer of UCN shall have any liability to UCN or its stockholders for monetary damages. The DGCL provides that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. UCN’s Charter and Bylaws provide that UCN shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the DGCL and that UCN shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The Charter and Bylaws provide that UCN will indemnify its directors and officers and may indemnify employees or agents of UCN to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with UCN. However, nothing in the Charter or Bylaws of UCN protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director or officer has been successful in defense of any proceeding, our Bylaws provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

UCN maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the UCN under certain circumstances, in the event that indemnification payments are made to such officers and directors.

UCN has also entered into indemnification agreements (the “Indemnification Agreements”) with certain of its directors and officers (individually, the “Indemnitee”). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to UCN if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a change in control (as defined in the Indemnification Agreements) of UCN, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee.

The foregoing summaries are necessarily subject to the complete text of the statute, the Company’s Certificate of Incorporation, as amended, and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.	EXHIBITS

Exhibit No.	Title of Document

5.1	Opinion on Legality

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Parsons Behle & Latimer (contained in Exhibit 5.1)

24.1	Power of Attorney (contained in the signature page hereto, Page V)

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, That: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midvale, State of Utah, on May 16, 2008.

UCN, INC.

By	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer
(Principal Executive Officer)

By	/s/ Brian S. Moroney
Brian S. Moroney, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Paul Jarman and Brian S. Moroney, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Theodore Stern Theodore Stern, Director	Date: May 16, 2008

/s/ Steve Barnett Steve Barnett, Director	Date: May 16, 2008

/s/ Blake O. Fisher, Jr. Blake O. Fisher, Jr., Director	Date: May 16, 2008

/s/ Paul F. Koeppe Paul F. Koeppe, Director	Date: May 16, 2008

/s/ Paul Jarman Paul Jarman, Director	Date: May 16, 2008